EXHIBIT 99.1

Berkshire Hills Announces Quarterly Shareholder Dividend

BOSTON, March 7, 2024 – Berkshire Hills Bancorp, Inc. (NYSE: BHLB) today announced that its Board of Directors has approved a quarterly cash dividend of $0.18 per common share to shareholders of record at the close of business on March 21, 2024, payable on April 4, 2024.

About Berkshire Hills Bancorp
Headquartered in Boston, Berkshire Hills Bancorp is the parent of Berkshire Bank. With $12.4 billion in assets and 96 branches in New England and New York, the Bank provides Commercial Banking, Retail Banking, Consumer Lending, Private Banking and Wealth Management services. Access more information about Berkshire Hills Bancorp at ir.berkshirebank.com.

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Investor Relations Contact
Kevin Conn, Senior Managing Director, Investor Relations & Corporate Development
Email: KAConn@berkshirebank.com
Tel: (617) 641-9206